Exhibit 1.1

                         FIRST ALLIANCE MORTGAGE COMPANY


                                       AND


                          WHEAT FIRST SECURITIES, INC.,
                                doing business as
                          FIRST UNION CAPITAL MARKETS,
                                  a division of
                          WHEAT FIRST SECURITIES, INC.


                             UNDERWRITING AGREEMENT


                                       FOR


                    FIRST ALLIANCE MORTGAGE LOAN TRUST 1998-2


                        MORTGAGE LOAN ASSET BACKED NOTES


                           $30,000,000 ADJUSTABLE RATE
                MORTGAGE LOAN ASSET BACKED NOTES, SERIES 1998-2A

                          $70,000,000 6.52% FIXED RATE
                MORTGAGE LOAN ASSET BACKED NOTES, SERIES 1998-2F







June 10, 1998


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                                                                   June 10, 1998



First Alliance Mortgage Company
17305 Von Karman Avenue
Irvine, California 92614

Wheat First Securities, Inc., doing business as
First Union Capital Markets, a division of
Wheat First Securities, Inc.
c/o First Union National Bank
One First Union Center
Charlotte, North Carolina  28288-0166


                  First Alliance Mortgage Company (the "Seller") hereby confirms its agreement to sell certain adjustable rate mortgage loan asset backed notes (the "Adjustable Rate Notes") and certain fixed rate mortgage loan asset backed notes (the "Fixed Rate Notes," and together with the Adjustable Rate Notes, the "Notes") to Wheat First Securities, Inc., doing business as First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Underwriter") as described herein relating to the First Alliance Mortgage Loan Trust 1998-2 (the "Issuer"). The Notes, together with certain instruments evidencing the residual interest in the Trust Estate (the "Certificates"), will evidence in the aggregate the entire beneficial interest in a trust estate (the "Trust Estate") consisting of two pools (the "Mortgage Pools") of closed-end mortgage loans (the "Initial Mortgage Loans") and such amounts as may be held by the Indenture Trustee in the Pre-Funding Account ("Pre-Funding Account"), the Capitalized Interest Account (the "Capitalized Interest Account") and any other accounts held by the Indenture Trustee for the Trust. The Initial Mortgage Loans in the Adjustable Rate Pool shall have, as of the close of business on June 1, 1998 (the "Cut-Off Date"), an aggregate principal balance of $26,582,365.10, and the Initial Mortgage Loans in the Fixed Rate Pool shall have, as of the close of business on the Cut-Off Date, an aggregate principal balance of $56,038,610.90. The Adjustable Rate Notes are to be issued under an indenture dated as of June 1, 1998 (the "Adjustable Rate Indenture") relating to the Issuer's Adjustable Rate Mortgage Loan Asset Backed Notes, Series 1998-2A between the Issuer and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee"). The Fixed Rate Notes are to be issued under an indenture dated as of June 1, 1998 (the "Fixed Rate Indenture") relating to the Issuer's Fixed Rate Mortgage Loan Asset Backed Notes, Series 1998-2F, between the Issuer and the Indenture Trustee. On the Closing Date, approximately $17,379,024.00 will be deposited in the name of the Indenture Trustee in the Pre-Funding Account from the sale of each series of Notes (a "Series"); $3,417,634.90 of such amount will be used to purchase Mortgage Loans for addition to the Adjustable Rate Pool, and $13,961,389.10 of such amount will be used to purchase Mortgage Loans for addition to the Fixed Rate Pool. It is intended that additional Mortgage Loans satisfying the criteria specified in the Sale and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Issuer for inclusion in the Mortgage


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Pools from the Seller from time to time on or before June 30, 1998 from funds on deposit in the Pre-Funding Account at the time of execution and delivery of each Subsequent Transfer Agreement (the "Subsequent Transfer Agreement"). Funds in the Capitalized Interest Account will be applied by the Indenture Trustee to cover shortfalls in interest during the Funding Period.

                  On or prior to the date of issuance of the Notes, the Seller will obtain two financial guaranty insurance policies (the "Policies") issued by Financial Security Assurance Inc. (the "Insurer") which will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the holders of the Notes full and complete payment of all amounts payable on the Notes. All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the form of Sale and Servicing Agreement heretofore delivered to the Underwriter.

                  1. Securities. The Notes will be issued in two Series, each consisting of a single class. The Certificates will be issued by the Issuer pursuant to the Trust Agreement dated as of June 1, 1998 between the Seller and Wilmington Trust Company, as Owner Trustee (the "Trust Agreement"). The Notes and the Certificates are hereinafter referred to as the "Securities."

                  2. Representations and Warranties of the Seller. The Seller represents and warrants to, and covenants with, the Underwriter that:

                  A. The Seller has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (No. 333-44585) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Loan Asset Backed Certificates and Notes (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(vii) under the Act and complies in all other material respects with such Rule. The Seller proposes to file with the Commission pursuant to Rule 424(b)(5) under the Act a supplement dated June 10, 1998 to the prospectus dated March 10, 1998 relating to the Notes and the method of distribution thereof and has previously advised the Underwriter of all further information (financial and other) with respect to the Notes to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus dated March 10, 1998, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) under the Act is hereinafter called the "Basic Prospectus"; such supplement dated June 10, 1998 to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) of the Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." The Seller will file with the Commission (i) promptly after receipt from the Underwriter of any Computational Material (as defined herein) a Form 8-K incorporating such Computational Materials and (ii) within fifteen days of the issuance of the Securities a report on Form 8-K setting forth specific information concerning the related Mortgage Loans (the "8-K").

                  B. As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b)(5) under the Act, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that


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the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Seller by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

                  C. The Seller is duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of the Seller or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

                  D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Securities, the Insurance Agreement, the Indemnification Agreement, the Trust Agreement or of the Sale and Servicing Agreement, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, the Adjustable Rate Indenture, the Fixed Rate Indenture, the Sale and Servicing Agreement, the Trust Agreement or any Subsequent Transfer Agreement, (iii) which may, individually or in the aggregate, materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Securities, the Adjustable Rate Indenture, the Fixed Rate Indenture, the Sale and Servicing Agreement, the Trust Agreement or any Subsequent Transfer Agreement, or (iv) which may affect adversely the federal income tax attributes of the Securities as described in the Prospectus.

                  E. The execution and delivery by the Seller of this Agreement, the Indemnification Agreement, the Insurance Agreement, the Trust Agreement and the Sale and Servicing Agreement, the issuance of the Securities and the transfer and delivery of the Mortgage Loans to the Issuer by the Seller are within the corporate power of the Seller and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Seller and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Seller or any of its affiliates is a party or by which it or any of them is bound or to which any of the property of the Seller or any of its affiliates is subject, the Seller's charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller, any of its affiliates or any of its or their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Securities by the Seller except pursuant to the Act. Neither the Seller nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Seller to perform its obligations under the Sale and Servicing Agreement, the Trust Agreement, this Agreement, the Insurance Agreement, the Indemnification Agreement and any Subsequent Transfer Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Seller, taken as a whole.


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                  F. This Agreement and the Indemnification Agreement have been duly executed and delivered by the Seller, and the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement and any Subsequent Transfer Agreement will be duly executed and delivered by the Seller, and each constitutes and/or will constitute, as applicable, the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

                  G. The Notes will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Adjustable Rate Indenture or the Fixed Rate Indenture, as applicable, and the Sale and Servicing Agreement and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the Adjustable Rate Indenture or the Fixed Rate Indenture, as applicable.

                  H. On the Closing Date, the Initial Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Sale and Servicing Agreement are hereby made to the Underwriter as though set out herein, and at the dates specified in the Sale and Servicing Agreement, and in any Subsequent Transfer Agreement, such representations and warranties were, or will be, true and correct in all material respects.

                  I. The transfer of the Initial Mortgage Loans to the Issuer on the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt, however, for federal income tax purposes, the Seller will report the issuance of the Notes as indebtedness.

                  J. The Seller possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of the Seller, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Seller taken as a whole.

                  K. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Insurance Agreement, the Indemnification Agreement, the Adjustable Rate Indenture, the Fixed Rate Indenture, the Trust Agreement and the Sale and Servicing Agreement or the execution and issuance of the Securities have been or will be paid on or prior to the Closing Date.

                  L. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller or its subsidiaries, taken as a whole, from December 31, 1997 to the date hereof.

                  M. This Agreement, the Adjustable Rate Indenture, the Fixed Rate Indenture and the Sale and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.


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                  N. The Seller is not aware of (i) any request by the
Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  O. Each assignment of Mortgages required to be prepared pursuant to the Sale and Servicing Agreement is based on forms recently utilized by the Seller with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Seller's business. Based on the Seller's experience with such matters it is reasonable to believe that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Sale and Servicing Agreement.

                  P. The Seller is current in all filings under the Securities Exchange Act and is eligible to use the Registration Statement.

                  Any certificate signed by any officer of the Seller and delivered to the Underwriter in connection with the sale of the Securities hereunder shall be deemed a representation and warranty as to the matters covered thereby by the Seller to each person to whom the representations and warranties in this Section 2 are made.

                  3. Agreements of the Underwriter.

                     A. The Underwriter agrees with the Seller that upon the execution of this Agreement and authorization by the Underwriter of the release of each Series of Notes, the Underwriter shall offer each Series of Notes for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

                     B. The Underwriter may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with the offering of the Notes, subject to the following conditions:

                        1. In connection with the use of Computational Materials, the Underwriter shall comply with all applicable requirements of the No-Action Letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and the Underwriter by the Division of Corporation Finance of the Commission in response to the request of the Public Securities Association ("PSA"), dated May 23, 1994 (collectively, the "Kidder/PSA Letters"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, the Underwriter shall comply with all applicable requirements of the No-Action Letter, dated February 17, 1995, issued by the Division of Corporation Finance to the Commission to PSA (the "PSA Letter" and, together with the Kidder/PSA Letters, the "No-Action Letters").

                        2. The term "Computational Materials" as used herein shall have the meaning given to such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. The terms "ABS Term Sheets," "Collateral Term Sheets" and "Structural Term Sheets" as used herein shall have the meanings given to such terms in the PSA Letter, but shall


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        include only those ABS Term Sheets, Collateral Term Sheets or Structural
        Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

                        3. All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page in a form previously agreed upon by the Seller and the Underwriter.

                        4. Any Computational Materials and ABS Term Sheets are subject to review by and approval of the Seller prior to their distribution to any prospective investors and a copy of such Computational Materials and ABS Term Sheets as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Seller simultaneously with delivery to prospective investors.

                        5. The Underwriter shall provide to the Seller, for filing on Form 8-K as provided in Section 9 hereof, five copies (in such format as required by the Seller) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Each delivery of Computational Materials or ABS Term Sheets to the Seller pursuant to this paragraph shall be effected by delivering four copies of such material to counsel for the Seller on behalf of the Seller and one copy of such materials to the Seller. The Underwriter may provide copies of the foregoing in a consolidated or aggregate form that includes all information required to be filed. All Computational Materials and ABS Term Sheets described in this Section must be provided to the Seller not later than 10:00 a.m., New York time, on the Business Day before the date on which filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Notes any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Seller pursuant to this Section (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Seller in accordance with this Section for filing pursuant to Section 9 hereof), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                        6. All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect, that differ from the final information about the Mortgage Pools in any material respect or on structuring terms that were revised in any material respect prior to the printing of the Prospectus, to the extent the Prospectus Supplement does not specifically correct such inaccuracies, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final information about the Mortgage Pools and structuring assumptions, circulate such revised Computational Materials or ABS Term Sheets, as the case may be, to all recipients of the preliminary versions thereof that indicated orally to an Underwriter that they would purchase all or any portion of the Notes and include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Seller pursuant to 3.B.5.

                        7. The Seller shall not be obligated to file any Computational Materials or ABS Term Sheets that (i) in the reasonable determination of the Seller and the


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        Underwriter and their respective counsel are not required to be filed pursuant to the No-Action Letters or (ii) have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Seller will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _____________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated __________________, as corrected." In the event that at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Seller or the Underwriter to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected version of such Computational Materials or ABS Term Sheets to all recipients of the prior version thereof that either indicated orally to such Underwriter that they would purchase all or any portion of the Notes, or actually purchased all or any portion thereof, and shall deliver copies of such Computational Materials or ABS Term Sheets (marked "as corrected") to the Seller for filing with the Commission is a subsequent Form 8-K submission (subject to the Seller's obtaining an accountant's comfort letter in respect of such corrected Computational Materials or ABS Term Sheets, which shall be at the expense of the Underwriter).

                  C. The Underwriter represents and warrants and agrees with the Seller that, as of the date hereof and as of the Closing Date, that: (i) the Computational Materials and ABS Term Sheets furnished to the Seller pursuant to
Section 3.B.5 constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Seller that are required to be filed with the Commission with respect to the Notes in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Notes (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Seller pursuant to Section 3.B.5 and on the related Closing Date, such Computational Materials and ABS Terms Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in information about the Mortgage Pools provided to the Underwriter by the Seller; (iii) the Underwriter has not and will not represent to potential investors that any Computational Materials or ABS Term Sheets were prepared or disseminated on behalf of the Seller; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) contained and will contain the legend in the form previously agreed upon by the Seller and the Underwriter as required by Section 3.B.3.

                  Notwithstanding the foregoing, the Underwriter makes no representation or warranty as to whether any Computational Materials or ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials or ABS Term Sheets are based) included or will include any inaccurate statement resulting directly from any error contained in the information about the Mortgage Pools provided to the Underwriter by the Seller.

                  D. Each Underwriter that delivers any Computational Materials and ABS Term Sheets to the Seller shall deliver to the Seller a certificate, dated as of the date hereof, to the effect that the representations and warranties of the Underwriter contained in this Section 3 are true and correct as of such date. If the Underwriter does not provide any Computational Materials or ABS Term Sheets to the Seller pursuant to Section 3.B.5, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection


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with the offering of the Notes that is required to be filed with the Commission in accordance with the No-Action Letters.

                  4. Purchase, Sale and Delivery of the Notes. The Seller hereby agrees, subject to the terms and conditions hereof, to sell each Series of Notes to the Underwriter, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees to purchase the entire aggregate principal amount of the Adjustable Rate Notes in the amount of $30,000,000 and the entire aggregate principal amount of the Fixed Rate Notes in the amount of $70,000,000. At the time of issuance of the Notes, the Initial Mortgage Loans will be sold by the Seller to the Issuer pursuant to the Sale and Servicing Agreement. The Subsequent Mortgage Loans will be purchased by the Issuer for inclusion in the Mortgage Pools, from time to time on or before June 30, 1998. The Seller will be obligated, under the Sale and Servicing Agreement, to service the Mortgage Loans either directly or through sub-servicers.

                  The Notes to be purchased by the Underwriter will be delivered by the Seller to the Underwriter (which delivery shall be made through the facilities of The Depository Trust Company ("DTC")) against payment of the purchase price therefor, equal to 99.75% of the aggregate principal amount of each Series of Notes. Accrued interest is payable on the Fixed Rate Notes, but no accrued interest will be payable on the Adjustable Rate Notes, each of which shall be dated their date of delivery. The Underwriter's fee shall be 25 basis points of each Series of Notes.

                  Settlement shall take place at the offices of Arter & Hadden LLP, 1801 K Street, N.W., Washington, D.C. 20006, at 10:00 a.m. (E.S.T.), on June 26, 1998, or at such other time thereafter as the Underwriter and the Seller determine (such time being herein referred to as the "Closing Date"). The Notes will be prepared in definitive form and in such authorized denominations as the Underwriter may request, registered in the name of Cede & Co., as nominee of DTC.

                  The Seller agrees to have the Notes available for inspection and review by the Underwriter in New York City not later than 1:00 p.m. (E.S.T.) on the business day prior to the Closing Date.

                  5. Covenants of the Seller. The Seller covenants and agrees with the Underwriter that:

                  A. The Seller will promptly advise the Underwriter and its counsel (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Seller of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller will not file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Securities unless the Seller has furnished the Underwriter and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects, unless such filing is required by law. The Seller will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

                  B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it


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shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Seller will promptly prepare and file with the Commission, subject to Paragraph A of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

                  C. The Seller will furnish to the Underwriter without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a Prospectus by the Underwriter or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriter may reasonably request. The Seller will pay the expenses of printing (or otherwise reproducing) all offering documents relating to the offering of the Notes.

                  D. As soon as practicable, but not later than sixteen months after the date hereof, the Seller will cause the Trust to make generally available to Owners of the Notes an earnings statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Seller, will satisfy the requirements of Rule 158 under the Act.

                  E. During a period of 20 calendar days from the date as of which this Agreement is executed, neither the Seller nor any affiliate of the Seller will, without the Underwriter's prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell mortgage loan asset backed securities backed by mortgage loans, except pursuant to this Agreement other than the First Alliance Mortgage Loan Trust 1998-2, $30,000,000 Adjustable Rate Mortgage Loan Notes, Series 1998-2A and First Alliance Mortgage Loan Trust 1998-2, $70,000,000 Fixed Rate Mortgage Loan Notes, Series 1998-2F.

                  F. So long as any of the Notes are outstanding, the Seller will cause to be delivered to the Underwriter (i) all documents required to be distributed to Owners of the Notes and (ii) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available.

                  G. The Seller, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including, but not limited to, the expenses of printing (or otherwise reproducing) all documents relating to the offering, the reasonable fees and disbursements of its counsel and expenses of the Underwriter incurred in connection with (i) the issuance and delivery of the Notes, (ii) preparation of all documents specified in this Agreement, (iii) any fees and expenses of the Owner Trustee, the Indenture Trustee, the Insurer and any other credit support provider (including legal fees), accounting fees and disbursements, and (iv) any fees charged by investment rating agencies for rating the Notes.

                  H. The Seller agrees that, so long as any of the Notes shall be outstanding, it will deliver or cause to be delivered to the Underwriter (i) the annual statement as to compliance delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement, (ii) the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement as soon as such statement is furnished to the Seller and (iii) any information required to be delivered by the Seller or the Servicer to prepare the report by the Indenture Trustee pursuant to Section 3.8 of the form of Sale and Servicing Agreement heretofore delivered to the Underwriter.

                  I. The Seller will enter into the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement, and all related agreements on or prior to the Closing Date.

                  J. The Seller will endeavor to qualify the Notes for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriter, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriter may reasonably designate, if any.

                  6. Conditions of the Underwriter's Obligation. The obligation of the Underwriter to purchase and pay for the Notes as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Seller contained herein (including those representations and warranties set forth in the Sale and Servicing Agreement and incorporated herein), to the accuracy of the statements of the Seller made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder, and to the following additional conditions:

                  A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

                  B. The Underwriter shall have received the Sale and Servicing Agreement and the Notes in form and substance satisfactory to the Underwriter, duly executed by all signatories required pursuant to the respective terms thereof.

                  C.1. The Underwriter shall have received the favorable opinion of the Vice President and General Counsel to the Seller, with respect to the following items, dated the Closing Date, to the effect that:

                           (a) The Seller has been duly organized and is validly
                  existing as a corporation in good standing under the laws of the State of California, and is qualified to do business in each state necessary to enable it to perform its obligations as Servicer under the Sale and Servicing Agreement. The Seller has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Sale and Servicing Agreement, the Trust Agreement, any Subsequent Transfer Agreement, the Insurance Agreement and the Indemnification Agreement.

                           (b) This Agreement, the Securities, the Sale and
                  Servicing Agreement, the Trust Agreement, the Insurance Agreement and the Indemnification Agreement have been duly and validly authorized, executed and delivered by the Seller, all requisite corporate action having been taken with respect thereto, and each (other than the Securities) constitutes the valid, legal and binding agreement of the Seller enforceable against the Seller in accordance with its respective terms.

                           (c) Neither the transfer of the Initial Mortgage
                  Loans to the Issuer, the issuance or sale of the Securities nor the execution, delivery or performance by the Seller of the Sale and Servicing Agreement, the Trust Agreement, this Agreement, any Subsequent Transfer Agreement, the Insurance Agreement or the Indemnification Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the articles of incorporation or bylaws of the Seller; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or is bound; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Seller; or
                  (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Securities, except as otherwise contemplated by the Sale and Servicing Agreement.

                           (d) The endorsement and delivery of each Mortgage
                  Note, and the preparation, delivery and recording of an Assignment in recordable form, with respect to each Mortgage (in the absence of the delivery of the opinions described in Section 2.5(b)(ii) of the Sale and Servicing Agreement), as and in the manner contemplated by the Sale and Servicing Agreement, is sufficient fully to transfer to the Trustee for the benefit of the Owners all right, title and interest of the Seller in the Mortgage Note and Mortgage, as noteholder and mortgagee or assignee thereof, and will be sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Seller from being enforceable.

                           (e) No consent, approval, authorization or order of,
                  registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of California, for the execution, delivery and performance of the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement, this Agreement, the Indemnification Agreement or the offer, issuance, sale or delivery of the Securities or the consummation of any other transaction contemplated thereby by the Seller, except such which have been obtained.

                           (f) There are no actions, proceedings or
                  investigations pending or, to such counsel's knowledge, threatened against the Seller before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement, this Agreement, the Indemnification Agreement or the Securities, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by the Sale and Servicing Agreement, the Trust Agreement, the Indemnification Agreement, the Insurance Agreement or this Agreement or (iii) which would materially and adversely affect the performance by the Seller of obligations under, or the validity or enforceability of, the Sale and Servicing Agreement, the Trust Agreement, the Securities, the Indemnification Agreement, the Insurance Agreement or this Agreement.

                           (g) To the best of such counsel's knowledge, the
                  Registration Statement, the Prospectus Supplement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading with respect to the statements set forth in the Prospectus under the caption "Certain Legal Aspects of Mortgage Loans and Related Matters".

                  2. The Underwriter shall have received the favorable opinion of Arter & Hadden LLP, special counsel to the Seller, dated the Closing Date, to the effect that:

                           (a) Each Series of Notes, assuming due execution by
                  the Owner Trustee and due authentication by the Indenture Trustee, and delivery and payment therefor pursuant to this Agreement is validly issued and outstanding, and the Notes are entitled to the benefits of the Adjustable Rate Indenture or the Fixed Rate Indenture, as applicable.

                           (b) No consent, approval, authorization or order of,
                  registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of the Sale and Servicing Agreement, the Trust Agreement, this Agreement, any Subsequent Transfer Agreement, the Indemnification Agreement, the Insurance Agreement or the offer, issue, sale or delivery of the Notes or the consummation of any other transaction contemplated thereby by the Seller, except such which have been obtained.

                           (c) Neither the transfer of the Initial Mortgage
                  Loans to the Issuer, the issuance or sale of the Notes, nor the execution, delivery or performance by the Seller of the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement, any Subsequent Transfer Agreement, the Indemnification Agreement or this Agreement will (a) conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the State of New York or the federal government, or (b) to such counsel's knowledge, without independent investigation, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Notes, except as otherwise contemplated by the Adjustable Rate Indenture or the Fixed Rate Indenture, as applicable, or the Sale and Servicing Agreement.

                           (d) Each Subsequent Transfer Agreement at the time of
                  its execution and delivery will be sufficient to convey all of the Seller's right, title and interest in the Subsequent Mortgage Loans to the Issuer and following the consummation of the transaction contemplated by each Subsequent Transfer Agreement, the transfer of the Subsequent Mortgage Loans by the Seller to the Issuer will be a sale thereof.

                           (e) The Registration Statement, the Prospectus and
                  the Prospectus Supplement (other than the financial and statistical data included therein, as to which such counsel need express no opinion), as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus or the Prospectus Supplement which has not been filed or described as required.

                           (f) The registration of the Issuer under the
                  Investment Company Act of 1940 is not presently required.

                           (g) The statements in the Prospectus set forth under
                  the captions "DESCRIPTION OF THE SECURITIES" and "THE POOLING AND SERVICING AGREEMENT" and the statements in the Prospectus Supplement set forth under the captions "DESCRIPTION OF THE NOTES" and "ADMINISTRATION," to the extent such statements purport to summarize certain provisions of the Notes or of the Sale and Servicing Agreement, are fair and accurate in all material respects.

                           (h) Except as to any financial or statistical data
                  contained in the Registration Statement, the statements set forth in the Prospectus under the caption "DESCRIPTION OF CREDIT ENHANCEMENT," and in the Prospectus Supplement under the caption "THE NOTE INSURER," and any Computational Materials as to which no opinion or belief need be expressed, to the best of such counsel's knowledge, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                           (i) Upon receipt by the Indenture Trustee on behalf
                  of the Owners of the Notes of the related Mortgage Notes, endorsed as described in the Sale and Servicing Agreement, and the receipt by the Seller of the purchase price for the Notes and for so long as the Indenture Trustee maintains actual physical possession of such Mortgage Notes, (i) the Issuer shall be vested with good and indefeasible title to, and shall be the sole owner of, and shall obtain all right, title and interest of the Seller in, each Mortgage Loan, (ii) in the event that the sale of the Mortgage Loans were to be recharacterized as a financing secured by the Mortgage Loans, the Indenture Trustee, on behalf of the Issuer, has a first perfected security interest in the Mortgage Loans and (iii) in the jurisdictions listed in such opinion, the recordation of the assignments of the Mortgages is not required for the Issuer to obtain such rights, as against creditors of, and purported transferees of, the Seller.

                           (j) To the best of the knowledge of such counsel, the
                  Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Securities (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                  3. The Underwriter shall have received the favorable opinion of Arter & Hadden LLP, special tax and bankruptcy counsel to the Seller, dated the Closing Date, to the effect that:

                           (a) The statements under the captions "SUMMARY OF
                  PROSPECTUS -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and under the captions "SUMMARY -- FEDERAL INCOME TAX ASPECTS" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement as they relate to federal tax matters are true and correct in all material respects.

                           (b) For federal income tax purposes, the Notes will
                  be treated as newly originated debt obligations and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Seller. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Internal Revenue Code of 1986, as amended, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1.

                           (c) The Issuer will not be subject to tax upon its
                  income or assets by the taxing authority of New York State or New York City.

                           (d) The Issuer will not be subject to the California
                  state income tax.

                           (e) A court would hold that the conveyance by the
                  Seller of all right, title and interest in the Mortgage Loans to the Issuer (except for the Seller's right, title and interest in the principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date), constitutes a sale of the Mortgage Loans and not a borrowing by the Seller secured by the pledge of the Mortgage Loans. A court would find that, following such conveyance, the Mortgage Loans and proceeds thereof (net of payments of principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date) are not property of the estate of the Seller within the meaning of Section 541 of the Bankruptcy Code, and, further that the Issuer's rights with respect to the Mortgage Loans and the proceeds thereof would not subject it to the automatic stay provisions of Section 362 of the Bankruptcy Code. Since the conveyance of the Mortgage Loans (net of payments of scheduled principal due and interest accrued on or prior to the Cut-Off Date) constitutes a sale of said Mortgage Loans then the payments thereunder (net of payments of scheduled principal due on and interest accrued on or prior to the Cut-Off Date) are not property of the estate of the Seller and the distributions of such payments by the Indenture Trustee to the Owners of the Notes pursuant to the Adjustable Rate Indenture and the Fixed Rate Indenture are not preferential payments made by, for, or on behalf of the Seller under the provisions of Section 547 of the Bankruptcy Code.

                           (f) If a court characterized the transfer of the
                  Mortgage Loans to the Issuer as a pledge of collateral rather than an absolute sale or assignment, with respect to the Mortgage Loans and other property included in the Trust Estate on the date hereof, to the extent governed by the laws of the State of New York, a valid security interest has been created in favor of the Indenture Trustee, on behalf of the Owners of the Notes, which security interest will be perfected and will constitute a first perfected security interest, with respect to the Seller's right, title and interest in and to the Mortgage Notes, upon endorsement and delivery thereof to the Indenture Trustee, on behalf of the Owners of the Notes. With respect to the security interest of the Indenture Trustee, on behalf of the Owners of the Notes, in the Mortgage Notes, New York law would govern.

                  4. The Underwriter shall have received the favorable opinion of Dewey Ballantine LLP, special counsel to the Underwriter, dated the Closing Date, to the effect that:

                           (a) The Notes, assuming due execution by the Owner
                  Trustee and due authentication by the Indenture Trustee, and delivery and payment therefor pursuant to this Agreement, are validly issued and outstanding and are entitled to the benefits of the Adjustable Rate Indenture or the Fixed Rate Indenture, as applicable.

                           (b) No fact has come to such counsel's attention
                  which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c) Such other matters as the Underwriter may
                  reasonably request.

                  In rendering their opinions, the counsels described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Owner Trustee, the Indenture Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller.

                  D. The Underwriter shall have received a letter from Deloitte & Touche, dated on or before the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that they have performed certain specified procedures requested by the Underwriter with respect to the information set forth in the Prospectus and certain matters relating to the Seller.

                  E. Each Series of Notes shall have been rated in the highest rating category by Moody's Investors Service, Inc., and by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, and such ratings shall not have been rescinded. The Underwriter and counsel for the Underwriter shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Notes. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

                  F. The Underwriter shall have received from the Seller a certificate, signed by the president, a senior vice president or a vice president of the Seller, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Sale and Servicing Agreement, the Trust Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

                  1. the representations and warranties of the Seller in this Agreement and in the Indemnification Agreement, as of the Closing Date, in the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Seller has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  2. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Seller which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Seller's obligations under the Sale and Servicing Agreement, the Trust Agreement, the Insurance Agreement, this Agreement or under the Indemnification Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Seller is pending or contemplated;

                  3. the information contained in the Registration Statement and Prospectus relating to the Seller, the Mortgage Loans or the servicing procedures of it or its affiliates or the subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement and Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                  4. the information set forth in the Schedules of Mortgage Loans required to be furnished pursuant to the Sale and Servicing Agreement is true and correct in all material respects;

                  5. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Seller since August 1, 1996, and no such amendment has been authorized. No event has occurred since June 19, 1998, which has affected the good standing of the Seller under the laws of the State of California;

                  6. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller and its subsidiaries, taken as a whole, from March 31, 1998;

                  7. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Seller or in any rating accorded any securities of the Seller, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act; and

                  8. each person who, as an officer or representative of the Seller, signed or signs the Registration Statement, the Sale and Servicing Agreement, the Trust Agreement, this Agreement, the Indemnification Agreement, the Insurance Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Sale and Servicing Agreement, the Trust Agreement, the Indemnification Agreement, the Insurance Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  The Seller shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                  G. The Underwriter shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that:

                  1. The Owner Trustee is a Delaware banking corporation duly incorporated and validly existing under the laws of the State of Delaware.

                  2. The Owner Trustee has the full power and authority to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and the transactions contemplated thereby.

                  3. The execution and delivery of the Trust Agreement by the Owner Trustee and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee, and the Trust Agreement has been duly executed and delivered by the Owner Trustee.

                  4. The Trust Agreement constitutes the valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5. The execution and delivery by the Owner Trustee of the Trust Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority of the State of Delaware which has not been obtained or done.

                  6. Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under the Articles of Association, Bylaws or other organizational documents of the Owner Trustee.

                  H. The Underwriter shall have received an opinion of Richards, Layton & Finger, special Delaware counsel for the Issuer dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that:

                  1. The Trust Agreement is the legal, valid and binding agreement of the Owner Trustee and the Seller, enforceable against the Owner Trustee and the Seller in accordance with its terms subject to
         (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  2. The Certificate of Trust has been duly filed with the Secretary of State of the State of Delaware. The Issuer has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act.

                  3. The Issuer has the power and authority under the Trust Agreement and the Delaware Business Trust Act to execute, deliver and perform its obligations under the Trust Agreement, the Adjustable Rate Indenture, the Fixed Rate Indenture, the Sale and Servicing Agreement, the Notes and the Certificates and to issue the Securities.

                  4. The Issuer has duly authorized and executed the Trust Agreement, the Adjustable Rate Indenture, the Fixed Rate Indenture, the Sale and Servicing Agreement, the Notes and the Certificates.

                  5. The Issuer has the power under the Trust Agreement and the Delaware Business Trust Act to pledge the Trust Estate to the Indenture Trustee as security for the Notes.

                  6. The Certificates have been executed, authorized and delivered by the Owner Trustee upon the order of the Seller in accordance with the Trust Agreement.

                  7. To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created in the Collateral by the Adjustable Rate Indenture and the Fixed Rate Indenture has been duly created and has attached, upon the filing of a UCC-1 financing statement with the Secretary of State of the State of Delaware, the Indenture Trustee will have a perfected security interest in such Collateral and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under Section 9-312 of the Delaware UCC and temporarily perfected security interests in proceeds under Section 9-306 of the Delaware UCC.

                  8. No re-filing or other action is necessary under the Delaware UCC in the State of Delaware in order to maintain the perfection of the security interest referenced above except for the filing of continuation statements at five-year intervals.

                  9. Under Section 3805(b) of the Delaware Business Trust Act, no creditor of any holder of the Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  10. Under Section 3805(c) of the Delaware Business Trust Act, and assuming that the Sale and Servicing Agreement conveys good title to the Mortgage Loans to the Issuer as a true sale and not as a security arrangement, the Issuer, rather than the holders of the Certificates is the owner of the Mortgage Loans subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  11. The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Issuer, of the Adjustable Rate Indenture, the Fixed Rate Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

                  12. Neither the consummation by the Owner Trustee of the transactions contemplated by the Trust Agreement or, on behalf of the Issuer, the transactions contemplated by the Adjustable Rate Indenture, the Fixed Rate Indenture and the Sale and Servicing Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

         Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriter. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

                  I. The Underwriter shall have received the favorable opinion of counsel to the Indenture Trustee, dated the Closing Date, addressed to the Underwriter and in form and scope satisfactory to counsel to the Underwriter, to the effect that:

                  1. The Indenture Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of New York.

                  2. The Indenture Trustee has the full corporate trust power to execute, deliver and perform its obligations under the Adjustable Rate Indenture and the Fixed Rate Indenture.

                  3. The execution and delivery by the Indenture Trustee of the Adjustable Rate Indenture and the Fixed Rate Indenture and the performance by the Indenture Trustee of its obligations under the Adjustable Rate Indenture and the Fixed Rate Indenture have been duly authorized by all necessary corporate action of the Indenture Trustee.

                  4. The Adjustable Rate Indenture and the Fixed Rate Indenture are valid and legally binding obligations of the Indenture Trustee enforceable against the Indenture Trustee.

                  5. The execution and delivery by the Indenture Trustee of the Adjustable Rate Indenture and the Fixed Rate Indenture does not (a) violate the Organization Certificate of the Indenture Trustee or the Bylaws of the Indenture Trustee, (b) to such counsel's knowledge, violate any judgment, decree or order of any New York or United States federal court or other New York or United States federal governmental authority by which the Indenture Trustee is bound or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution and delivery, violate any New York or United States federal statute, rule or regulation or require any consent, approval or authorization of any New York or United States federal court or other New York or United States federal governmental authority.

                  6. Each Series of Notes has been duly authenticated and delivered by the Indenture Trustee.

                  7. If the Indenture Trustee were acting as Servicer under the Sale and Servicing Agreement as of the date of such opinion, the Indenture Trustee would have full corporate trust power to perform the obligations of the Servicer under the Sale and Servicing Agreement; and

                  8. To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Indenture Trustee, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Adjustable Rate Indenture and the Fixed Rate Indenture.

                  In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Indenture Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Indenture Trustee.

                  J. The Underwriter shall have received from the Owner Trustee a certificate, signed by the President, a senior vice president or an assistant vice president of the Owner Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Owner Trustee, signed or signs the Securities, the Sale and Servicing Agreement, the Trust Agreement, the Adjustable Rate Indenture, the Fixed Rate Indenture or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Sale and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  K. The Policies relating to the Notes shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

                  L. The Underwriter shall have received a favorable opinion of the General Counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                  1. The Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed and authorized to issue the Policies and perform its obligations under the Policies in accordance with the terms thereof, under the laws of the State of New York.

                  2. The execution and delivery by the Insurer of the Policies, the Insurance Agreement and the Indemnification Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policies have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

                  3. The Insurer is authorized to deliver the Insurance Agreement and the Indemnification Agreement, and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

                  4. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policies; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policies, the form of the Policies have been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such Policies.

                  5. To the extent the Policies constitute a security within the meaning of Section 2(1) of the Act, it is a security that is exempt from the registration requirements of the Act.

                  6. The information set forth under the caption "THE NOTE INSURER" in the Prospectus Supplement, insofar as such statements constitute a description of the Policies, accurately summarizes the Policies.

                  In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

                  M. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Seller or in any rating accorded any securities of the Seller, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

                  N. On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

                  O. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since December 31, 1997, of (A) the Seller, its subsidiaries and affiliates or since March 31, 1998, of (B) the Insurer, that is in the Underwriter's judgment material and adverse and that makes it in the Underwriter's judgment impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

                  P. The Underwriter shall have received from the Insurer a certificate, signed by the President, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policies, the Insurance Agreement, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

                  1. each person who as an officer or representative of the Insurer, signed or signs the Policies, the Insurance Agreement, the Indemnification Agreement or any other document delivered pursuant hereto, on the date thereof, or on the Closing Date, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now a duly authorized representative of the Insurer and is authorized to execute and deliver this certificate.

                  2. The financial data presented in the table set forth under the heading "THE NOTE INSURER" in the Prospectus Supplement presents fairly the capitalization of the Insurer and its wholly owned subsidiaries as of March 31, 1998, and to the best of the Insurer's knowledge since such date, no material and adverse change has occurred in the financial position of the Insurer other than as set forth in the Prospectus Supplement.

                  3. The audited financial statements dated as of December 31, 1997 and the unaudited financial statements dated as of March 31, 1998 incorporated by reference into the Prospectus Supplement are true and accurate.

                  4. The information which relates to the Insurer or the Policies under the caption titled "THE NOTE INSURER" in the Prospectus Supplement is true and correct in all material respects.

                  5. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or which would materially and adversely affect its ability to perform its obligations under the Policies or the Insurance Agreement.

                  6. The execution and delivery of the Insurance Agreement and the Policies and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of the Restated Charter or By-Laws of the Insurer or of any agreement, indenture or instrument to which the Insurer is a party.

                  7. The issuance of the Policies and the execution, delivery and performance of the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policies and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

                  The officer of the Insurer certifying to items 2 and 3 shall be an officer in charge of a principal financial function.

                  The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its bylaws, all of which are in full force and effect on the date of such certificate.

                  Q. The Underwriter shall have received from Dewey Ballantine LLP, special counsel to the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Prospectus and such other related matters as the Underwriter shall reasonably require.

                  R. The Underwriter and counsel for the Underwriter shall have received copies of any opinions of counsel to the Seller or the Insurer supplied to the Indenture Trustee relating to matters with respect to the Securities or the Policies. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely thereon.

                  S. The Underwriter shall have received such further information, certificates and documents as the Underwriter may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Seller is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel to the Underwriter, this Agreement and all obligations of the Underwriter hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Seller in writing, or by telephone or telegraph confirmed in writing.

                  7. Expenses. If the sale of the Notes provided for herein is not consummated by reason of a default by the Seller in its obligations hereunder, then the Seller will reimburse the Underwriter, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of Dewey Ballantine LLP) that shall have been incurred by the Underwriter in connection with its investigation with regard to the Seller and the Notes and the proposed purchase and sale of the Notes.

                  8. Indemnification and Contribution. A. Regardless of whether any Notes are sold, the Seller will indemnify and hold harmless the Underwriter, each of its respective officers and directors and each person who controls the Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with any amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading or (ii) in the Basic

Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Seller shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriter specifically for use in connection with the preparation thereof.

                  B. Regardless of whether any Notes are sold, the Underwriter agrees to indemnify and hold harmless the Seller, each of its officers and directors and each person, if any, who controls the Seller within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they or any of them become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in
(ii) the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriter specifically for use in the preparation thereof and so acknowledged in writing, and will reimburse the Seller for any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending against such loss, claim, damage, liability or action.

                  C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Paragraphs A and B above such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Paragraph A and by the Seller in the case of parties indemnified pursuant to Paragraph B. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  D. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Underwriter from the sale of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Seller and of the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

                  The relative benefits received by the Seller and the Underwriter shall be deemed to be in such proportion so that the Underwriter is responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price of the Notes purchased by the Underwriter over the aggregate purchase price of the Notes specified in Section 4 of this Agreement and the denominator of which is (y) the Aggregate Resale Price of the Notes purchased by the Underwriter and the Seller is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Notes at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Notes so purchased), determined on the basis of such principal amounts, paid to the Underwriter by all subsequent purchasers that purchased the Notes on or prior to such date of determination. The relative fault of the Seller and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the related Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  E. The Seller and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Paragraph D shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the Aggregate Resale Price exceeds the amount of any damages that the Underwriter have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

                  F. Reserved.

                  G. The Underwriter severally agrees, assuming all information provided to it by the Seller is accurate and complete in all material respects, to indemnify and hold harmless the Seller, each of the Seller's officers and directors and each person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials provided by the Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8(G) shall be in addition to any liability which the Underwriter may otherwise have.

                  H. The Seller and the Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

                  I. The obligations of the Seller under this Section 8 shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or the 1934 Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller and to each person, if any, who controls the Seller within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Seller or the Underwriter be liable for double indemnification.

                  9. Information Supplied by the Underwriter. The statements set forth in the last paragraph on the front cover page of the Prospectus regarding market-making and under the heading "Underwriting" in the Supplement (to the extent such statements relate to the Underwriter), together with the Computational Materials, constitute the only information furnished by the Underwriter to the Seller for the purposes of Sections 2(B) and 8(A) hereof. The Underwriter confirms that such statements (to such extent) are correct.

                  The Seller will cause any Computational Materials with respect to the Notes that are delivered to the Seller as provided in Section 3.B.5 to be filed with the Commission on a Current Report on Form 8-K at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; to cause any ABS Term Sheets with respect to the Notes that are delivered to the Seller as provided in Section 3.B.5 to be filed with the Commission on one or more Current Reports on Form 8-K (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations in the case of Structural Term Sheets, and (ii) within two Business Days of first use in the case of Collateral Term Sheets. Prior to any such filing of Computational Materials or ABS Term Sheets (other than any Collateral Term Sheets that are not based on Mortgage Pool information provided to the Underwriter by the Seller) by the Seller, however, the Underwriter must comply with their obligations pursuant to Section 3.B and the Seller must receive a letter from independent, certified public accountants, satisfactory in form and substance to the Seller and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Seller, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriter to the Seller for filing on Form 8-K, as provided in Section 3.B and this Section 9, is accurate except as to such matters that are not deemed by the Seller to be material. The Seller shall file any corrected Computational Materials or ABS Term Sheets described in Section 3.B.7 as soon as practicable following receipt thereof.

                  10. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed or delivered or telecopied and confirmed in writing to the Underwriter at Wheat First Securities, Inc., doing business as First Union Capital Markets, a division of Wheat First Securities, Inc., c/o First Union National Bank, One First Union Center, Charlotte, North Carolina 28288-0166, Attention: Wallace Saunders; and, if sent to the Seller, shall be mailed, delivered or telegraphed and confirmed in writing to the Seller at the address set forth above, Attention: Director of Secondary Marketing.

                  11. Survival. All representations, warranties, covenants and agreements of the Seller contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriter and the Seller contained in Section 8 hereof, and the representations, warranties and agreements of the Underwriter contained in Section 3 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or any subsequent purchaser or the Seller or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Notes. The provisions of Sections 5, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Termination. The Underwriter shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Seller shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Underwriter's reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in the Underwriter's reasonable judgment impractical to market the Notes. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of Section 5 (except with respect to expenses of the Underwriter) and Sections 7 and 8 hereof shall at all times be effective. If the Underwriter elects to terminate this Agreement as provided in this Section 12, the Seller shall be notified promptly by the Underwriter by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing a Note from the Underwriter), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

                  14. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the parties hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

                  16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto hereby execute this Underwriting Agreement, as of the day and year first above written.


                                  FIRST ALLIANCE MORTGAGE COMPANY



                                  By:    /s/ Brian Chisick
                                         ----------------------------------
                                  Name:  Brian Chisick
                                  Title: President/Chief Executive Officer




                                  WHEAT FIRST SECURITIES, INC.,
                                  doing business as First Union Capital Markets, a division of WHEAT FIRST SECURITIES, INC.


                                  By:    /s/ Shanker Lall Merchant
                                         -------------------------
                                  Name:  Shankar Lall Merchant
                                  Title: Managing Director





                     {UNDERWRITING AGREEMENT SIGNATURE PAGE}